Exhibit 10.26

LEASE DEED

THIS LEASE DEED executed at Gandhinagar on this ______ day of _____, 2022, by and between VOLUPIA DEVELOPERS PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at 514, Dalamal Towers, FPJ Marg, Nariman Point, Mumbai 400020 hereinafter referred to as the “LESSOR” (which expression shall unless repugnant to the context or meaning thereof, mean and include its successor or successors in business and assigns) of the ONE PART;

AND

Yotta Data Services Pvt Ltd, a company incorporated under the provisions of the Companies Act, 1956 and subsisting under Companies Act, 2013 and having its registered office at –5 th Floor, Scorpio Building, Hiranandani Gardens, Powai and acting through its Authorized Signatory, Mr.                                          as per Board Resolution dated 29th March 2022, hereinafter referred to as the “LESSEE” (which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successor or successors-in-interest, subsidiaries, sister or group companies, associates, affiliates, permitted assigns and legal representatives, etc.) of the OTHER PART.

LESSOR and LESSEE have been collectively referred to as “Parties” and individually as “Party.

RECITALS

WHEREAS:

A.            Gujarat International Finance Tec-City Company Ltd (GIFTCL), is developing a global financial services hub, known as GIFT City, on about 886 acres of land, situated and lying at Taluka and District Gandhinagar, Gujarat (“GIFT City Area”).

B.            For the purpose of the development of the GIFT City in the manner stated hereinabove, the Government of Gujarat vide Government Resolution Nos. JMN/222007/1966/A.1 and JGDH/1608/655/GH both dated 22nd March, 2011 read with Order No. CB / JMN / Vashi 6254 to 6270 / 2011 dated 15th April, 2011 of the District Collector, Gandhinagar and Government Resolution No. JMN/222007/ 1966/A.1 dated 07th June, 2011 and Order No. CB/JMN/Vashi. 8466 to 8480/2011 dated 10th June, 2011 of the District Collector, Gandhinagar, (“GR and the Collectors Order”), transferred lands admeasuring 412 acres to GIFTCL and lands admeasuring 261 to GIFT SEZ Limited (a wholly owned subsidiary of GIFTCL).

C.            GIFT SEZ Ltd is developing Multi Service SEZ over and area of 105.4386 Hectares (261 Acres) of Land within the GIFT City area, covering processing and non-processing area. As per the provisions of the Special Economic Zone Act, 2005 (“SEZ Act”) and SEZ Rules, 2006 (“SEZ Rules”).

D.            The Central Government vide its Notification no. S.O.1910 (E) dated 18th August, 2011 under Sub-section (1) of Section 4 of the Special Economic Zone Act, 2005 (‘the Act’) read with Rule 8 of the Special Economic Zone Rules, 2006 (“the Rules”) notified over an area of 105. 4386 Hectares (261 Acres) of land at Villages Phirozpur and Ratanpur, Taluka Gandhinagar, District Gandhinagar in the State of Gujarat for development, operation and maintenance, as a Sector Specific Multi – Services Special Economic Zone (hereinafter referred to as “GIFT SEZ”).

E.            The Government of India, Ministry of Commerce and Industry, Department of Commerce vide its letter dated 27-12-2011 had conveyed the approval for setting up of International Financial Services Centre (IFSC) in the said GIFT SEZ Area.

F.            GIFT SEZ Limited had entered into a Co-Development Agreement dated 08th April 2015 with the Lessor whereby GIFT SEZ Limited granted development rights of 2,50,000 sq. ft (23,234 sq. mtrs.) of BUA on the underlying land in favour of the Lessor (as “Co-Developer”), for development of the Office Building, in the processing area of GIFT SEZ in GIFT City (the Project), on the terms and conditions mentioned therein.

G.            The Lessor has obtained Letter of Formal Approval dated 1st July, 2015 from Government of India, Ministry of Commerce & Industry Department of Commerce (SEZ Section) and accorded the “Co-developer Status” as defined in the SEZ Act for GIFT SEZ from the Board of Approval through the Development Commissioner, Kandla Special Economic Zone. A copy of the Letter of Approval is annexed as Annexure “A” hereunder written.

H.            GIFT SEZ Limited has further entered into Lease Cum Development Agreement dated 24th July, 2015 with the Lessor herein duly registered before the Sub-Registrar of Assurances, Gandhinagar and granted the development rights of 2,50,000 sq. ft (23,234 sq. mtrs) of BUA, for development of the Project on a peace and parcel of land admeasuring 3593 sq. mtr. or thereabout in the processing area of GIFT SEZ in GIFT City forming part of land bearing Survey no. 500 (old Survey No. 262/1-P) situate, lying and being at Village, Ratanpur, Taluka and District, Gandhinagar, in the State of Gujarat and being part of Block 13 (Bldg. no. 13 B), in Zone-1, Road 1C, in GIFT SEZ, Gift City, Gandhinagar, Gujarat (hereinafter referred to as “Said Land”). The said Land is more particularly described in the First Schedule hereunder written.

I.            GIFT SEZ Limited had further executed and registered a Supplemental Agreement dated 29th January, 2016 to Co-Development Agreement dated 08th April, 2015 with the Lessor whereby additional BUA of 50,237 sq. ft in altogether admeasuring 3,00,237 sq. ft (27892.67 sq. mtrs ) was granted in favour of the Co-developer and on the terms and conditions mentioned therein.

J.            GIFT SEZ Limited had further executed and registered a Supplemental Agreement dated 03rd June, 2016 to Agreement to Lease cum Development Agreement dated 24th July, 2015 with the Lessor whereby additional development rights were granted in respect of BUA of BUA of 50,237 sq. ft in altogether admeasuring 3,00,237 sq. ft (27892.67 sq. mtrs) in favour of the Co-developer and on the terms and conditions mentioned therein.

K.           AND WHEREAS the Lessor has constructed a multistoried building on the said Land comprising of 16 upper floors and named as “Signature” (hereinafter referred to as “said Building”) in accordance with the building plans and has been approved by the GIFT Urban Development Authorities/Competent Authority and as per the guidelines of the GIFT Area Development Control Regulations, from time to time.

Lessor Sign: _________________	Page 2	Lessee Sign: _________________

L.            It was agreed by GIFT SEZ that on completion of the Building of the said Project with issuance of the Completion Certificate thereof, GIFT SEZ would execute a Lease Deed in favour of the Lessor granting leasehold rights on the said Land. The Lessor has completed the construction of the said Building and has been issued the occupation certificate dated 16 May, 2017. A copy of the Occupation Certificate is annexed as Annexure “B” hereunder written.

M.            GIFT SEZ Limited had further executed and registered a Supplemental Agreement 2 dated 5th December, 2017 to Co-Development Agreement dated 08th April, 2015 along with Supplemental Agreement dated 29th January, 2016 with the Lessor whereby additional BUA of 4510 sq. ft (419 sq mtrs) in altogether admeasuring 3,04,747 sq. ft (28311.67 sq. mtrs) was granted in favour of the Co-developer and on the terms and conditions mentioned therein.

N.            GIFT SEZ Limited had further executed and registered a Supplemental Agreement 2 dated 05th December, 2017 to Agreement to Lease cum Development Agreement dated 24th July, 2015 along with Supplemental Agreement to Agreement to Lease cum Development Agreement dated 03rd June, 2016 with the Lessor whereby additional development rights were granted in respect of BUA of BUA of 4510 sq. ft (419 sq mtrs) in altogether admeasuring 3,04,747 sq. ft (28311.67 sq. mtrs) in favour of the Co-developer and on the terms and conditions mentioned therein.

O.            Pursuant to the above, a Lease Deed dated 5 December 2017 has been executed by GIFT SEZ in favour of the Lessor, granting leasehold rights on the said Land for a period of 30 years (renewable upto 99 years subject to the approval of the Board of Approval, Ministry of Commerce and Industry) from the Effective date of the said Agreement to Lease dated 24th July 2015 executed between GIFT SEZ and the Lessor.

P.            The Lessee has obtained LETTER OF APPROVAL from the Development Commissioner for business activities which relate to Service industry in the said Premises. Copy of the said Letter or Approval is attached hereto and marked as Annexure “C”.

Q.            The Lessor had executed Deed of Mortgage dated _________, in respect of Building on the said Land admeasuring 3593 sq. mt in the processing areas of GIFT SEZ in GIFT City (“____________”) in favour of the ________ Bank Ltd., Mumbai (“______ Bank”). _____ Bank. By ______________ the bank have released the charge on the said Premises and it’s No Objection letter dated ________ for lease of the said Premises is provided in favour of Lessee. The copy of the No Objection letter dated ______ issued by ____ Bank is annexed hereto and marked as Annexure “D”.

R.            Relying upon the aforesaid representations, declarations and undertakings, made by the parties herein, the Parties are now desirous of recording the terms of grant of Lease Deed in writing at and for the consideration and upon the terms and conditions contained herein.

Lessor Sign: _________________	Page 3	Lessee Sign: _________________

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

The recitals contained hereinabove shall form an integral and operative part of this Deed as if the same were set out and incorporated herein.

ARTICLE 1

GRANT OF LEASE

1.1.            The Lessor agreed to grant lease of the said Premises to the Lessee and the Lessee takes on lease the Premises admeasuring approximately 2,474 square feet built up area, equivalent to 1608 sq. ft. (carpet area) Unit No. 1201 on 12th floor of the said Building, (hereinafter referred to as the “Said Leased Premises”) and more particularly described in the Second Schedule hereunder written. The copy of the plans of the Said Leased Premises is earmarked in red colour annexed hereto and marked as Annexure “E”.

1.2             The parking space to be decided on mutually agreed terms and conditions.

ARTICLE 2

CONDITION FOR LEASE

2.1.            It is agreed declared and confirmed between the parties hereto that the Lessor has granted lease of the said Leased Premises to the Lessee on the specific condition that the Lessee shall use the said Leased Premises for conducting only those business activities which permitted within Multi Services Special Economic Zone and / or International Financial Services Center and shall obtain and keep at all times valid approval and licenses from all the appropriate authorities as applicable to operate from the said Leased Premises during the tenure of the Lease.

ARTICLE 3

TERM OF THE LEASE

3.1            The terms of this Lease shall be for a period of 30 years (Thirty) years (renewal upto 99 years upto 2114) without any extra cost to be borne by the Lessee on such renewals on the same terms and conditions, subject to the approval of the Board of Approval, Ministry of Commerce and Industry, Govt of India, which will be reckoned from the Effective date of the Agreement to the Lease dated 24th July, 2015 entered into between GIFT SEZ Limited and the Lessor.

3.2            Upon the expiry of the Lease Term i.e 30 years the lease for the balance applicable lease period shall effectuate on renewal of the Lease Deed in accordance with Article 3.1 hereinabove and subject to Lessee having valid approval and licenses from the appropriate authorities as applicable to operate from the said Premises.

ARTICLE 4

LEASE PREMIUM AND LEASE RENT

4.1            In consideration of the lease in respect of the said Leased Premises granted by the Lessor in favor of the Lessee for a period as stated in Article 3 herein above and of the covenants, conditions and stipulations hereinafter contained and subject to the respective parties performance of its obligations herein and as mutually agreed to the Lessee by the Lessor, the total lease premium is Rs_______/- (Rupees _____________________ Only) which the Lessor acknowledges the receipt of the same towards the Lease Premium of the said Leased Premises. (hereinafter referred to as “Lease Premium”).

4.2            The Lessee shall pay to the Lessor lease rent of Rs. 1269/- per annum calculated @ of Rs. 1/- in advance respect of the said Premises.

Lessor Sign: _________________	Page 4	Lessee Sign: _________________

ARTICLE 5

ELECTRICITY, TELEPHONE CHARGES, WATER AND OTHER CHARGES

5.1.            The Lessee shall pay to the Lessor, Rs. 8/- per square feet per month (or at actuals) of built up area for Unit No. 1201 (i.e. 2,474 square feet built up area) towards common area maintenance (“CAM”) provided by the Lessor to the Lessee in the said Building, which include expenses for the amenities provided, security, cleaning, common areas electricity charges, maintenance of sanitary equipment’s, plumbing, housekeeping, façade cleaning, lift / escalator / common air conditioning maintenance, replacement and repair, insurance of the said Building, and any other charges connected with the maintenance of the said Building (hereinafter referred to as “the CAM Charges”). The Lessee shall pay 12 months of CAM charges in advance on or before execution of lease deed. The broad heads of accounts for maintenance charges are enclosed as Annexure “F”. The Lessee will keep making the payment of CAM charges and City Level Maintenance (CLM) charges in advance annually until the formation of society / association. The lessor will furnish the actual expenses incurred to the registration society / Association at the time of handing over the premises.

5.2.            The Lessee shall pay towards the District Cooling System (DCS) minimum billing as per the designed Ton of Refrigeration (TR), even though the Lessee is not having actual consumption and the minimum charge be payable from the date of registration of this Lease Deed. Further the Lessee shall pay the DCS bill on the actual consumption as per the billing amount to the Lessor without any default and demur.

5.3.            The Lessor shall pay all the outgoings including Municipal/property tax, cess, levies, land revenue and any other charges, if any as may be applicable in respect of the said Building (including the said Premises) and said Land on which it is situated.

5.4.            The Lessee shall pay one-time charges of Rs. 74,220/- (Rupees Seventy Four Thousand Two hundred and Twenty only) towards utility for electricity, water sewage solid waste etc. calculated at the rate of Rs. 30/- (Rupees Thirty only) per sq. ft of built-up area (“Deposit”) which is more particularly described in Annexure “F” herein below.

5.5.            The Lessee shall regularly bear and pay charges towards common facilities presently charged by GIFT CITY to the Lessor. The breakup of City Level Maintenance Charges presently charged by GIFT CITY @ Rs. 10/- per sq. feet of built-up area per annum as mentioned in Annexure “F” herein below.

ARTICLE 6

AMENITIES

6.1.            The Lessor shall provide to the Lessee during the Term the following common areas and amenities:-

a.            Fire Fighting

b.            Power upto the public area

c.            Well-designed entrance lobby at ground floor (main entrance lobby) & first floor (sky walk entrance lobby).

Lessor Sign: _________________	Page 5	Lessee Sign: _________________

d.            Lift lobby at ground floor.

e.            Toilet area & services at ground floor.

f.            Staircases.

g.            Refuge Areas

ARTICLE 7

SIGNAGE

7.1.            The Lessee shall be given signage the respective floor lobby as per design and location approved by the Lessor.

7.2.            It is agreed and understood that the Lessor is free to use the logo of the Lessee in its all promotional activities via print, visual and web media with prior written permission of the Lessee.

ARTICLE 8

ULTIMATE ORGANIZATION

8.1.            Soon after but not later than six (6) months of the completion of the said Building on the said Land and execution of Lease Deed between the GIFT SEZ Limited and the Lessor and upon receipt of the Occupation Certificate and on transfer of minimum 80% of the Units/built up space in the said Project to the Transferees or as the case may be required by the Applicable law the Lessor shall cause and facilitate to form a separate legal entity preferably, a Society or Association of Persons or a Company under the Companies Act, 2013 of the Lessee of all the Units in the said Building to take over the common facilities and assets of the said Project and carry on the maintenance of the Project as per the standards prescribed by the GIFT SEZ Limited or the Competent Authority. On and from the date of such transfer, the transferred entity shall be responsible for compliance of all obligations in relation to the said Land, payment of taxes, lease rent, duties charges etc.

8.2.            Until the formation of the Society or Association of Persons or a Company under the Companies Act, 2013 the City Level Maintenance changes @ Rs. 10/- per sq. ft of BUA per annum shall be paid by the Lessor herein from the date of issuance of the Occupation Certificate to GIFT SEZ Limited and upon the formation of the Society or Association of Persons or a Company under the Companies Act, 2013 the same shall be paid by the Society or Association of Persons or a Company under the Companies Act, 2013 to the GIFT SEZ Limited.

ARTICLE 9

LESSORS’ RIGHTS

9.1            This lease is for the said Premises as mentioned in Article 1.2 herein of the said building and hence the Lessor have the complete right to grant lease or otherwise deal with the various other offices and floors and premises in the said Building and accordingly the Lessee shall not be entitled to interfere with and/ or the Lessor in such matters save and except same is not creating any hindrance to the use and occupation of the Lessee in any manner whatsoever.

9.2.            The Lessor has full right and liberty at any time to alter or to erect new structures within or adjoining the said Building in such manner as the Lessor shall think fit including the change in the layout subject to the approval from the Gift Urban Development Authority and further which shall not affect the usage/occupation of the said Premises by the Lessee including ingress and egress to the said Premises/Building.

Lessor Sign: _________________	Page 6	Lessee Sign: _________________

9.3.            All open areas within and outside the said Building shall be the property of the Lessor and the Lessor shall be entitled to deal with this area in any manner as the Lessor may deem fit and proper. The Lessee shall not raise any objection to the use of the open areas by the Lessor.

ARTICLE 10

COVENANTS OF THE LESSOR

10.1            The Lessor is the Co-developer of the said Premises and has good right, title and interest save and except the mortgage defined above and is competent and free to enter into this Lease Deed and there is no impediment or restraint or injunction against Lessor from being able to fulfil its rights and obligations under this Agreement and /or all the other incidental agreements / documents in respect of the said Premises.

10.2            The Lessor shall, at its own cost, promptly to carry out all repairs as are necessary due to fundamental or structural defects in the said Premises provided they are not due to any act/s omission/s and/or commission/s of the Lessee. And the Lessee will render necessary co-operation to the Lessor while such repair work is being carried out without disturbing the business of the Lessee.

10.3            The Lessor shall duly observe and perform, abide by and otherwise comply with all laws, rules and SEZ Act, rules and regulations, amendment and notifications applicable to the said Building from time to time and for the time being in force insofar as and to the extent they are required to be observed, performed or complied with by it.

10.4            The Lessor agrees that the Lessee and/or their employee/s its customers, servants, agents, visitors and invitees shall, for the purpose of ingress (going in) and egress (going out) from the said Premises and the said Building, have the right to use and enjoy the entrance, staircase, landing, corridors, passage lifts, escalators and such other facilities in and outside the said Premises and the said Building so far as the same are necessary for the enjoyment of the said Premises.

10.5            No suit, proceedings or any litigation concerning or touching the said Premises or any part thereof is pending before any court or arbitrators or quasi-judicial or judicial or other authority. There is no notice received for any proposed / threatened litigation relating to the said Premises or any part thereof.

10.6            The Lessor shall obtain the necessary and requisite permissions/ approvals for the supply of water to the said Premises, subject to the availability of water supply by the concerned Authorities.

10.7            The Lessor has not entered into any agreement or arrangement for lease in relation to the Leased Property with any third party.

10.8            Lessor has no objection for Lessee to obtain necessary approvals and / or permissions from the government agencies / authorities / departments, to ~~develop the Leased Property and~~ operate its business during the term, and shall provide all reasonable assistance, in the capacity of ~~owner /~~ lessor of the leased premises ~~and the Developer of the IT SEZ, if requested by Licensee~~.

Lessor Sign: _________________	Page 7	Lessee Sign: _________________

10.9            On and from the date of execution of this Agreement, Lessor shall not create any further mortgage or security or encumbrance of any nature whatsoever on or in respect of the Leased premises or any part thereof the leased premises till such time this Agreement (including any renewals thereof) is terminated or expires, whichever is earlier.

ARTICLE 11

ATTORNMENT

11.1            The Lessor hereby agrees that the term and validity of this Lease Deed shall not be affected by any change of ownership/entitlement of the Lessor or the said Building or the said Premises.

11.2            The Lessor shall intimate the Lessee herein in the event, the Lessor deals with or assigns or transfer the right in the said Land (which will be with the prior written approval of the GIFT SEZ) or any part thereof by executing definitive agreements with the Transferees/Co-developer/venture/assignee/successor or its interest therein during the continuance of Term, and the Lease to or in favour of any third party (including any of its subsidiary, affiliated company). The Lessor shall inform such transferee of this Lease and ensure that the rights of the Lessee hereunder and under this Lease Deed and/or other incidental agreements / documents are not in any manner prejudiced, jeopardized or adversely affected and said Land or any part thereof by executing definitive agreements with the Transferee /venture or its interest therein during the continuance of the Lease shall be subject to the rights of the Lessee under this Lease Deed and the terms and conditions as stated herein shall be binding upon the Transferee/venture/assignors and/or the successors in title of the Lessor. The cost of stamp duty and registration charges in respect of such transfers between the Lessor and the third party shall be borne and paid by the Lessor or the intended transferee. It is clarified that any stamp duty implication on additional or subsequent documentation required to be executed in favour of Lessee herein as may be required by the Lessee shall be solely borne by the Lessor and / or such third party/Transferee/venture/assignors and/or the successors in title of the Lessor herein.

ARTICLE 12

COVENANTS OF THE LESSEE

12.1.            The Lessee is well and sufficiently entitled to enter into this Lease Deed and/or such other incidental agreements / documents as may be required and to complete the transaction as contemplated herein.

12.2.            The Lessee hereby irrevocably and expressly agrees and confirms that (a) the total lease Premium reserved herein is the fair and reasonable contractual amount in respect of the said Premises.

12.3.            The Lessee is aware that the said “Signature” Building in which the said Premises is located, is constructed within GIFT SEZ area which has been declared as a multi services Special Economic Zone, by Government Of India, vide its notification no. S.O. 1910 (E) dated 18th August, 2011, under sub-section (1) of Section 4 of Special Economic Zones Act, 2005 read with Rule 8 of the Special Economic Zones Rules, 2006 (the 'Rules') has notified area at Village- Phirozpur and Ratanpur, Taluka- Gandhinagar, District- Gandhinagar, in the State of Gujarat for development, operation and maintenance, as a sector specific multi-services Special Economic Zone., and in view of this, the said Premises is permitted to be used for undertaking only those business activities related to financial services (the authorized operations) for which approval has been taken under SEZ Act and Rules, subject to the Lessee duly and properly subscribing to all the conditions and requirements under the SEZ regulations in respect of the said Premises.

Lessor Sign: _________________	Page 8	Lessee Sign: _________________

12.4.            The Lessee undertakes that the Lessee shall be responsible to use all equipment’s installed by the Lessor with due care and all maintenance.

12.5.            The Lessee further agrees and confirms at its own costs, charges, risks and consequences, to apply and obtain renewal of all requisite approvals from the Development Commissioner of SEEPZ/SEZ and/or any other concerned authorities at the intervals as may be required by the relevant authorities during the Lease Term.

12.6.            The Lessee has obtained and keep in force during the term of the lease, at its costs, all necessary permissions and approvals including Letter of Approval from the Development Commissioner for carrying on and conducting its business in the said Premises as required by applicable laws, rules and regulations and to provide the Lessor with inspection of the originals thereof and/ or certified true copies of the same if and when required by the Lessor or by any concerned authorities or bodies. The Lessee shall also obtain all necessary approvals for setting up the IFSC unit, under SEZ Act and Rules.

12.7.            The Lessee shall use the said Premises for undertaking only those business activities which relate to related to financial services (the authorized operations) for which approval has been taken from the Development Commissioner and under the Special Economic Zones Act 2005, read together with the Special Economic Zone Rules, and amendments to the said rules issued/to be issued from time to time and subject to the Lessee duly and properly subscribing to all the conditions and requirements under the SEZ regulations in respect of the said Premises.

12.8.            The Lessee shall not carry out any works which shall (i) affect the structural stability of the said Building; (ii) consume any Floor Space Index available to the property.

12.9.            If any loss or damage is caused to the said Premises or the said Building by virtue of any proved act, or omission on the part of the Lessee or its officers, employees, contractors, workers etc., then the Lessee shall reimburse to the Lessor all costs incurred by the Lessor in repairing the said Premises and/or the said Building save and except the normal wear and tear and / or depreciation caused to the premises or the said Building during the course of business. Such reimbursement shall be made by the Lessee no later than 7 (seven) days from a demand made (in writing) by the Lessor, based on the Lessor’s engineers report detailing the loss or damage caused to the said Premises and/ or the said Building. Alternatively, the Lessor, in its discretion may call upon and require the Lessee to make good any loss or damage caused to the said Premises or the said Building under the direction and supervision of the Lessor at the full costs of the Lessee.

Lessor Sign: _________________	Page 9	Lessee Sign: _________________

12.10.            The Lessee covenants and undertakes to pay the total lease premium, maintenance charges more specifically mentioned in Annexure “F“ within the time stipulated herein and to observe the other terms and conditions and perform its all its obligations contained herein.

12.11.            In the event any Service Tax, Value Added Tax (VAT), GST or any other like impositions are levied in respect of the lease herein or upon and in respect of the total lease Premium, the Lessee shall bear and pay the same in full with no liability whatsoever to the Lessor. In case of change in Tax Rate, the liability for such taxes shall be of the Lessee.

12.12.            The Lessee shall maintain the said Premises in good condition. The Lessee shall not do or suffer to be done anything in or to the said Building, or the said Premises, or the staircases, lifts, common passages, corridors, circulation areas, atrium or the compound which may be in violation of any Laws or Rules of any Authority i.e Gujarat Town Planning & Urban Development Act or change and keep the said Premises, its walls and partitions, sewers, drains, pipes and appurtenances thereto or belonging thereto, in good and tenantable repair and maintain the same in a fit and proper condition pertaining to the said Building in which the said Premises is located, is not in any way damaged or jeopardized save and except the normal wear and tear and / or depreciation caused to the premises or the said Building. The Lessee shall be responsible and liable for any loss or damage arising out of the breach under the provisions of this clause.

12.13.            The Lessee shall ensure that it shall not cause any kind of damage or shall not tamper with any pipes running in or under or over the said Premises which may in any manner become a source of danger or injury to the drainage system of the said Building or may in any manner affect the same which might cause inconvenience to the Lessor or to the other occupiers of the units in the said Building.

12.14.            The Lessee shall load or unload goods or materials from vehicles at places that are earmarked by the Lessor specifically for the purposes of loading and unloading of goods and materials. The Lessee shall not carry on or allow to be carried out any acts or activities in the said Premises which are, anti-social, immoral and illegal or which may cause a nuisance to the occupants of the said Building. The Lessee shall not stock, sell or market or permit to be stocked, sold, or marketed, any illegal, offensive, or immoral goods or services from the said Premises.

12.15.            The Lessee shall comply with all such conditions, rules, regulations, bye laws and orders etc. of the Central or State Government, local authorities or any other departments, builders, etc. applicable to the Lessee or its business. The Lessor shall not be responsible for the consequences and / or the non-compliance of any conditions, rules, regulations, bye laws and orders as stated above and the Lessee shall keep the Lessor indemnified against any such claim, demand or action arising from any such non- compliance by the Lessee.

12.16.            The Lessee shall not use and/or cause to be used and /or store any heavy machinery and/or combustible and/or hazardous goods in the said Premises which may cause damage to or endanger the safety of the said Premises and / or the said Building and the Lessee, at all times and shall keep the Lessor indemnified against any loss and/or damage that may be caused to the said Premises and/or to the Lessor due to any act and/or omission on the part of the Lessee while using the said Premises.

Lessor Sign: _________________	Page 10	Lessee Sign: _________________

12.17.            The Lessee shall be fully responsible for all its business operations including taxes related to the sale and purchase of goods involved in its business operations carried out in the said Premises and the Lessor shall in no way be responsible or liable for any kind of claims arising from the same.

12.18.            The Lessee agrees and confirms that it shall have no objection to the Lessor raising finance/loan by creating a charge/ mortgage on the said Building/said land (as permitted under the GRs and Collectors Order mentioned in the Lease cum Development dated 24-07-2015) on which the said Premises is located which shall be subject to the terms and conditions stated herein and shall not affect the rights and usage of the Lessee. The Lessor ensures that any such charge/ mortgage on the said Building/said land shall not hamper and/ or create any form of encumbrance to the business operations of the Lessee herein.

12.19.            The Lessee undertakes, assures and guarantees that the Lessee will not install any air conditioners, any other equipment, etc., on the face / facade of the said Building or anywhere on the exterior of the said Building or common areas save and except as at places earmarked by the Lessor and not at any other place in the said Building.

12.20.            The Lessee shall not carry out any structural changes into and upon the said Premises without the consent of the Lessor.

12.21.            The Lessee shall not during the Term and continuance of the Lease subject to the approval of the Board Of Approval and GIFT Authorities lease, sub-lease, alienate or otherwise create any third party rights (save and except in favour of group companies of the Lessee) in respect of the said Premises. It is further clarified that consent/ approval from the Lessor is also required for such transfers by the Lessee.

12.22.            The Lessee shall not do or omit or suffer to be done anything whereby the Lessor’s right in the said Premises is jeopardized, forfeited or extinguished and to comply with the terms and conditions of the licenses/ permissions obtained by the Lessor in respect of the commercial user of the said Premises.

12.23.            The Lessee shall not assign or transfer the benefit of this Lease Deed to be granted herein or permit the use by any third party (save and except group companies of the Lessee) of the said Premises or hand over charge of the said Premises or part with the possession of the said Premises to any third party until the Lessee obtains prior approval of the Board Of Approval and GIFT Authorities. It is further clarified that consent/ approval from the Lessor is also required for such transfers by the Lessee.

12.24.            The Lessee shall employ and maintain staff, employees, official, guards, watchmen and other routine staff in the said Premises. The Lessee shall depute its own security guards including for night duty in the said Premises which will not however be construed to mean using it for residential purposes and the Lessee alone will be responsible for all costs, charges risk and consequences thereof for removal of such persons from the said Premises. The Lessor shall in no way be connected with such employment of the Lessee and shall have no statutory obligation with respect to any of the employees of the Lessee.

Lessor Sign: _________________	Page 11	Lessee Sign: _________________

12.25.            The Lessee or any transferee of the said Premises shall comply with the following:-

a.            take NOC from GIFT SEZ Limited before transferring the said Premises to any third party who shall be the holder of the valid approval from SEZ Authorities;

b.            comply with, abide by and adhere to the respective conditions of the said GRs and Collector’s Order as applicable to them;

c.            not to use the said premises for any manufacturing activity either polluting or non-polluting;

d.            “obtain the requisite permission from competent Authority for interior works. The drawings should be duly prepared and certified by an architect who is registered with the Indian Council of Architecture. The drawings should have Electrical Safety, Fire and Life safety and Intelligent Building Management System Compliance as per the prevalent codes / standards.”

e.            comply with the Rules and Regulations as may be framed by Competent Authority responsible for GIFT City Management and Town Services.

ARTICLE 13

INDEMNITY

13.1            The Lessee shall at all times hereafter well and sufficiently indemnify and keep indemnified and save harmless the Lessor against all actions, proceedings filed, taken, instituted or made against or incurred, paid or sustained by the Lessor due to or by reason of the Lessee making, committing, causing or permitting to be made or committed any default or breach in respect of or non-observance or non-compliance with any of the provisions of this lease deed and / or breach of the representations, covenants and undertakings provided by the Lessee to the Lessor hereunder, this Lease Deed and/or all other incidental agreements / documents that may be entered into by the Parties.

ARTICLE 14

INSURANCE

14.1            The Lessor, until the formation of the ultimate organization, shall obtain and keep valid insurance in respect of the said Building. The Lessee, at all times during the subsistence of the Lease, shall obtain and keep valid insurance in respect of the said Premises together with all its belongings and assets including all the Fit-outs, furniture, fixtures, fittings and appliances installed by the Lessee in the said Premises, failing which the Lessor shall not be responsible or liable for any kind of damage caused to the said Fit-outs, furniture, fixtures, fittings, etc., installed by the Lessee.

14.2.            The Lessee shall keep insured the said Premises and all its belongings including all the assets, furniture, equipment’s, fixture, fittings, servant/employees/s staff etc.

Lessor Sign: _________________	Page 12	Lessee Sign: _________________

ARTICLE 15

MISCELLANEOUS

15.1             NOTICES

Any notice sent under this Deed to the other Party shall be deemed to be validly served if sent by Courier or Hand Delivery duly acknowledged at the respective addresses of the Parties herein below mentioned.

LESSOR: - VOLUPIA DEVELOPERS PRIVATE LIMITED

514, Dalamal Towers, FPJ Marg,

Nariman Point, Mumbai - 400020.

Attention: Mr. Sanjay Parekh

LESSEE: -     Yotta Data Services Pvt Ltd

5th Foor, Scorpio House,

Hiranandani Gardens, Powai, Mumbai – 400076.

Attention: Mr.Nishith Joshi

15.2             ENTIRE DEED

The Parties hereby agree that the provisions of this Deed are binding in nature and the same are enforceable and are meant to be enforced. No alterations or modifications hereto shall be valid or binding unless the same are reduced in writing and signed by both the Parties.

15.3             ARBITRATION

The provisions of this Deed shall be governed by and construed in accordance with Indian law.

(i)              Save as otherwise provided under SEZ Act, 2005, Any dispute, controversy or claims arising out of or relating to this Deed or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the provisions of the Indian Arbitration and Conciliation Act, 1996.

(ii)             The arbitral tribunal shall comprise of a sole arbitrator to be appointed by the Parties with mutual understanding. Where the parties do not agree to the appointment of a sole arbitrator, the Arbitral Tribunal shall comprise of three Arbitrators, one to be appointed by each party hereto and the third to be appointed by both the Arbitrators.

(ii)             Where a dispute has been referred to arbitration under sub-section 1 of Section 42 of the Special Economic Zones Act, 2005 (subject to proviso thereto) the same shall be settled or decided by the Arbitrator to be appointed by the Central Government.

(iii)            The place of arbitration shall be Mumbai and any award whether interim or final, shall be made, and shall be deemed for all purposes between the parties to be made, in Mumbai.

(iv)           The arbitral procedure shall be conducted in the English language and any award or awards shall be rendered in English. The procedural law of the arbitration shall be Indian law.

(v)            The award of the arbitrator shall be final and conclusive and binding upon the Parties, and the Parties shall be entitled (but not obliged) to enter judgment thereon in any one or more of the highest courts having jurisdiction. The Parties further agree (to the maximum extent possible and allowed to them) that such enforcement shall be subject to the provisions of the Indian Arbitration and Conciliation Act, 1996 and neither Party shall seek to resist the enforcement of any award in India on the basis that award is not subject to such provisions.

Lessor Sign: _________________	Page 13	Lessee Sign: _________________

15.4.            JURISDICTION

This Deed shall be governed by and construed and enforced in accordance with the laws of India. The parties hereby submit to the non-exclusive jurisdiction of the Courts at Mumbai in respect of any dispute arising out of or in connection with this Deed.

15.5            WAIVER

Any relaxation or indulgence granted or shown either of the Party shall not in any way prejudice the right of the other under this Deed nor shall any waiver of any breach by the by one party shall operate as waiver of any subsequent breach and not in any way add, alter or vary this Deed. No delay on the part of the Lessor or the Lessee in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

15.6            STAMP DUTY AND REGISTRATION

The stamp duty if payable on this Lease Deed as well as the registration charges in respect of same shall be borne and paid by the Lessee only.

15.7           SEVERABILITY

If any term, provision, covenant or condition of this Deed is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if the Deed has been executed with the invalid portion eliminated.

15.8           COUNTERPARTS

This Deed may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

15.9           HEADINGS

The head notes hereto are for the purpose of convenience and shall not be taken into account in considering or constructing or interpreting any of the provisions hereof.

15.10            FURTHER ASSURANCES

Subject to the terms and conditions of this Deed, each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper to fulfill its obligations under this Deed.

15.11           FORCE MAJEURE

15.11.1 None of the parties to this Lease Deed shall be liable for any failure or delay in performing its obligations under this Lease Deed, if such failure or delay is caused due to acts of God, wars, insurrections, riots, floods, earthquakes, fires, epidemics, or any other nature’s calamities and all such obligations shall stand suspended and/or kept in abeyance until status quo ante is restored.

Lessor Sign: _________________	Page 14	Lessee Sign: _________________

15.11.2 The party affected by force majeure condition shall forthwith notify the other party of the nature and extent thereof and both parties shall make best efforts to mitigate such condition.

15.12           SUPERSESSION

The Parties hereto agree that this DEED is in supersession of all previous writing/s and document/s exchanged /executed between the Parties here to in respect of this transaction and that this DEED constitutes the finally agreed understanding between the Parties hereto.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS DEED TO BE DULY EXECUTED AND DELIVERED AS OF THE DAY, MONTH AND YEAR FIRST ABOVE WRITTEN.

FIRST SCHEDULE ABOVE REFERRED TO

[Description of the said Land]

All the piece and parcel of land admeasuring 3,593.00 sq. mtrs. or thereabout (which includes foot print area of 2,100 sq. mtrs) in processing area of GIFT SEZ in GIFT City, forming part of the land bearing Survey no. 500 (old Survey No. 262/1-P) situate lying and being at Village Ratanpur, Taluka & District Gandhinagar in the State of Gujarat and being part of Block No.13 (Building No. 13B), Zone -1, Road – 1C in GIFT SEZ, GIFT City, Gandhinagar, Gujarat and the same is bounded as under :-

North by	:	Sub-Arterial Road 1C
South by	:	Building No.13 A and MLP 13M
East by	:	Building No. 13C
West by	:	Sub-Arterial Road 1C

Lessor Sign: _________________	Page 15	Lessee Sign: _________________

SECOND SCHEDULEABOVE REFERRED TO

[Description of the said Premises]

Premises admeasuring approximately 2474 square feet built up area, equivalent to 1608 sq. ft carpet area Unit No. 1201 on 11th floor of the said Building, situated at GIFT SEZ, GIFT City, Gandhinagar Gujarat.

SIGNED SEALED AND DELIVERED	]
BY THE WITHIN NAMED "LESSOR”	]
VOLUPIA DEVELOPERS PRIVATE LIMITED	]
THROUGH ITS AUTHORIZED SIGNATORY /	]
DIRECTOR MR. [ Sanjay Parekh]	]
DULY AUTHORISED BY ITS BOARD RESOLUTION	]
DATED [06/12/2021]	]
IN THE PRESENCE OF:	]
SIGNED SEALED AND DELIVERED	]
BY THE WITHIN NAMED "LESSEE”	]
Yotta Data Services Pvt Ltd	]
BY THE HAND OF MR. [ ]	]
(AUTHORIZED SIGNATORY)	]
DULY AUTHORISED BY ITS BOARD RESOLUTION	]
DATED [_______________]	]
IN THE PRESENCE OF:	]

Annexure –A

Copy of Letter of Approval dated 1 July 2015 of the Lessor.

Annexure –B

Copy of Occupation Certificate dated 16 May 2017

Annexure –C

Copy of Letter of Approval and Eligibility Certificate

Annexure D

Annexure – E

Floor Plan earmarking the said Premises

Annexure – F

Break up of Maintenance & Other Charges

Lessor Sign: _________________	Page 16	Lessee Sign: _________________

========================================================================

DATED THIS DAY OF                                  2022

========================================================================

BETWEEN

VOLUPIA DEVELOPERS PRIVATE LIMITED

                  LESSOR

AND

Yotta Data Services Pvt Ltd

                  LESSEE

===========================================================================

LEASE DEED

===========================================================================

Lessor Sign: _________________	Page 17	Lessee Sign: _________________

Annexure – F

Break up of Maintenance & Other Charges

Sr. No.	Maintenance and Other Charges	Calculated per sq. ft built up area	Total Amount
1.	CAM deposit equivalent of 12 months to be paid to the Lessor	Rs8 /- per sq. ft per month	Rs. 2,37,504/-
2.	City level maintenance Charges to be paid to Gift City	Rs.10 /- per sq. ft per annum	Rs. 24,740/-
3.	One time Utility Connection Charges to be paid to Gift City	Rs.5 /- per sq. ft per month	Rs. 12,370/-
4.	One Time Charges for electricity, water, solid waste, etc to be paid to the Lessor	Rs. 30/- per sq. ft	Rs. 74,220/-
5.	Lease Rent to be paid to the Lessor	Rs. 1/- per sq. ft per annum	Rs. 2,474 /-
6.	Legal charges to be paid to the Lessor		Rs. 24,740/-

Lessor Sign: _________________	Page 18	Lessee Sign: _________________